EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for September 2024

Total Monthly Revenue up 65% Y/Y from September 2023

Energy Management Revenue up 271% Y/Y from September 2023

Digital Colocation Business Grows to Multi-Million Dollar Monthly Revenue in one year, up from zero in September 2023, with diversified enterprise-grade customer base

Phase 1 of construction completed at Ohio Facility, expected to increase Mawson’s Total Capacity to 153 MW upon full completion

MIDLAND, Pa., Oct. 17, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a publicly-traded technology company focused on digital infrastructure platforms for artificial intelligence (AI), high-performance computing (HPC), and digital assets markets, today announced its unaudited business and operational update for September 2024.

Rahul Mewawalla, CEO and President said, “We are excited to achieve another month of strong results, including a 65% year-on-year increase in overall monthly business revenue. In addition, we have built and grown a significant enterprise-grade digital colocation business that now represents a multi-million-dollar business across multiple customers. We also are excited about advancing our recent expansion into AI (artificial intelligence) and HPC (high-performance computing) markets with our innovative and solutions-driven approach to growing our overall business. We are also extremely proud of our carbon-free and sustainable energy approach, including nuclear, which we believe will be increasingly critical to sustainable growth in global compute capacity, particularly in the AI and HPC markets going forward.”

Unaudited financial and operational highlights for September 2024:

  Total Monthly Revenue up 65% Y/Y from September 2023 to about $4.15 million.
  Digital Colocation Monthly Business Revenue was $3.36 million, up from zero in Sep 2023 with diversified enterprise-grade customers.
  Energy Management Monthly Business Revenue up 271% Y/Y to $0.62 million and Self-mining Bitcoin Monthly Business Revenue of $0.18 million.
  Signed lease extension at Midland, PA. facility to September 2027 with overall lease tenure through September 2036.
  Completed Phase 1 of construction including groundworks at Perry County, OH facility, which is expected to increase Mawson’s Total Capacity to 153 MW upon completion.
  Mawson supports innovative, agile, efficient, and scalable approaches to AI infrastructure and compute, invites AI/HPC partners to discuss opportunities to collaborate on artificial intelligence, high-performance and accelerated computing solutions.

Company Presentation Update

Mawson has available a Company Overview Presentation about the company’s strategic approach and its businesses at its corporate website at https://www.mawsoninc.com

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  Money 20/20 in October 2024 in Las Vegas
  Roth 13th Annual Technology Conference in November 2024 in New York City
  Pacific Telecommunications Council in January 2025 in Honolulu
  AI (Artificial Intelligence) Everything in February 2025 in Dubai

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a technology company providing next-generation infrastructure platforms for AI, HPC, and digital assets. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy including artificial intelligence, high-performance computing solutions, and digital assets using a Carbon-Free energy approach.

For more information, visit: https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets and cryptocurrencies, further or new regulation of digital assets, the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, August 19,2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit us at https://www.mawsoninc.com

LinkedIn: https://www.linkedin.com/company/mawsoninc/

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YouTube: https://www.youtube.com/c/MawsonInc

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Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Partnerships Contact:
Partnerships Team
Partnerships@mawsoninc.com

Media and Press Contact:
Media Relations Team
mediarelations@mawsoninc.com

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